IRREVOCABLE PROXY

For good and valuable consideration, receipt of which is hereby acknowledged, Laurus Master Fund, Ltd. (“Laurus”), hereby appoints Science Dynamics Corporation (the “Proxy Holder” or the “Company”), with a mailing address at 7150 N. Park Drive, Suite 500, Pennsauken, NJ 08109, with full power of substitution, as proxy, to vote all shares of Common Stock of the Company, now or in the future owned by Laurus to the extent such shares are issued to Laurus upon its exercise of the Common Stock Purchase Warrant (the “Warrant”), issued by the Company to Laurus as of the date hereof exercisable into up to 14,583,333 shares of Common Stock of the Company (the “Shares”).

This proxy is irrevocable and coupled with an interest. Upon the sale or other transfer of the Shares, in whole or in part, or the assignment of the Warrant, this proxy shall automatically terminate (x) with respect to such sold or transferred Shares at the time of such sale and/or transfer, or (y) with respect to all Shares in the case of an assignment of the Warrant, at the time of such assignment, in each case, without any further action required by any person.

Laurus shall use its best efforts to forward to Proxy Holder within two (2) business days following Laurus’ receipt thereof, at the address for Proxy Holder set forth above, copies of all materials received by Laurus relating, in each case, to the solicitation of the vote of shareholders of the Company.

This proxy shall remain in effect with respect to the Shares of the Company during the period commencing on the date hereof and continuing until the payment in full of all obligations and liabilities owing by the Company to Laurus (as the same may be amended, restated, extended or modified from time to time).

IN WITNESS WHEREOF, the undersigned has executed this irrevocable proxy as of the 15th day of September 2006.

LAURUS MASTER FUND, LTD.

By:
Name: Title: